1 Bank of America Leveraged Finance Conference November 29, 2016 Presenters: Per Loof – Chief Executive Officer William M. Lowe, Jr. EVP & Chief Financial Officer

2 Cautionary Statement Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation's (the "Company") financial condition and results of operations that are based on management's current expectations, estimates, and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words, and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Factors that may cause the actual outcomes and results to differ materially from those expressed in, or implied by, these forward- looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xi) acquisitions and other strategic transactions expose us to a variety of risks; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxiv) fluctuation in distributor sales could adversely affect our results of operations.

3 Company Overview • Global manufacturer of tantalum, multilayer ceramic, solid and electrolytic, aluminum and film and paper capacitors • 17 manufacturing plants located in North America, Europe and Asia • 9,185 employees worldwide (September 30, 2016) – USA 623 Mexico 5,027 – Asia 2,003 Europe 1,532 • Recognized as the “Easy to buy from Company” (ETBF) and “Easy to design in” (E2Di) • LTM 9/30/16 Revenues and EBITDA of $733 million and $97.8 million, respectively Simpsonville Ciudad Victoria, Monterrey & Matamoros, Mexico Evora, Portugal Pontecchio, Italy Kyustendil, Bulgaria Anting-Shanghai, China Carson City, NV Batam, Indonesia Suomussalmi, Finland Granna & Farjestaden, Sweden Suzhou, China Skopje, Macedonia

4 Product Overview Solid Capacitor Business Group Tantalum & Ceramics Product Lines Film & Electrolytic Business Group LTM Sales (9/30/16) $560mm (76%) $173mm (24%) Market Segment / Selected Application Detail • Computer – Microprocessor Decoupling • Telecommunications – Transceiver Cards • Mobile Phones – Audio & Battery Backup • Gaming – Processor Decoupling • LCD TV – Video Converter • Automotive – Engine Control/Safety • Military/Aerospace – Avionics/Comm • Industrial – Motor Start & Drives • Automotive – HID Lighting/Engine Ctrl • Renewable Energy – Power Inverters • Industrial – Power Factor Correction • Consumer/Industrial – Power Supplies Market Demand • Tantalum: high reliability and high capacitance. (Tablets / laptops and high reliability applications) • Ceramic: smaller capacitance and smaller sizes – Focus on higher margin specialty industries (defense, aerospace automobile, downhole drilling, medical telecom) • DC Film: Focus Household items (power supplies / smoke detectors / thermostats) connected to the internet and interact with wireless handsets - “Internet of Things”

Military & Aerospace Medical Industrial Computer Automotive Consumer Market Segments

Automotive Electronics

Where are our parts used? Drivetrain example Fuel Pump Speed Sensor Rectifier Inverter Motor Drive ERS TCU Power Steering Throttle Sensor O2 Sensor Direct Injection Traction Control ECU

Where are our parts used? Safety example Power Window Backup Backup Camera TPMS Air Bags Steering Torque Control Crash Avoidance / Lane Detection Adaptive Headlights

Where are our parts used? Infotainment example Infotainment Module Cluster CAN Controller Body Control Module

105 customer meetings 7 product & capability launches 11 interviews with industry press

Looking Ahead

Next 10 years Major Drivers More Personal Smartphone, TVs, Medical, Consumer Devices, PCs Big Data Computer, Communication, Medical Infrastructure Energy Efficiency Automotive, Industrial, Consumer Uberization Seamless Digital Experience

What Comes Next? Intelligent Assistance 5 ni.com The Industrial Internet of Things Image Recognition Augmented & Virtual Reality Internet of Things

What Comes Next? Computer Assisted Health Care Autonomous Drones New Semiconductor Technologies • GaN (Gallium Nitride) • SiC (Silicon Carbide) Autonomous Vehicles

“Uberization of KEMET” Seamless Digital Experience

Search Simulation Tools Educating Engineers Social Media Mobile Apps Analytics

Live Distributor Price & Availability Dielectric Agnostic Multiple Points of Entry Filter Driven Live Distributor Price & Availability New Innovative & Proprietary Search Engine

Designed by Engineers for Engineers

Simulation Tool

2330 Engineers @ 132 sessions in FY16

Anywhere, Anytime

Tantalum Capacitors New technologies drive passive component industry volume growth, capacity utilization, price stabilization and increased profitability Ceramic Capacitors Film Capacitors Aluminum Capacitors EMI Devices

Summary Financial Information

FY16 Q2 & FY17 Q2 Comparison U.S. GAAP (Unaudited) 24 For the Quarters Ended (Amounts in thousands, except percentages and per share data) Sep 2016 Jun 2016 Sep 2015 Net sales $ 187,308 $ 184,935 $ 186,123 Gross margin $ 46,413 $ 42,523 $ 42,806 Gross margin as a percentage of net sales 24.8% 23.0% 23.0 % Selling, general and administrative $ 25,972 $ 25,914 $ 22,948 SG&A as a percentage of net sales 13.9% 14.0% 12.3 % Operating income (loss) (1)(2) $ 3,050 $ 8,898 $ 13,987 Operating margin as a percentage of net sales 1.6% 4.8% 7.5 % Net income (loss) from continuing operations (1)(2) $ (4,998) $ (12,205) $ 7,194 (1) Includes non-cash (gain) loss due to the change in the put option value of $(1.6) million, $12.0 million and $(2.2) million for the quarters ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively. (2) Includes write down of long-lived assets and restructuring charges of $10.2 million for the quarter ended September 30, 2016.

FY16 Q2 & FY17 Q2 Comparison Non-GAAP (Unaudited) 25 For the Quarters Ended (Amounts in thousands, except percentages and per share data) Sep 2016 Jun 2016 Sep 2015 Net sales $ 187,308 $ 184,935 $ 186,123 Adjusted gross margin $ 46,833 $ 43,215 $ 43,452 Adjusted gross margin as a percentage of net sales 25.0% 23.4% 23.3 % Adjusted selling, general and administrative $ 22,475 $ 21,980 $ 21,130 Adjusted SG&A as a percentage of net sales 12.0% 11.9% 11.4 % Adjusted operating income (loss) $ 17,291 $ 14,362 $ 16,230 Adjusted operating income (loss) as a percentage of net sales 9.2% 7.8% 8.7 % Adjusted net income (loss) $ 6,955 $ 3,306 $ 4,274 Adjusted EBITDA $ 26,912 $ 24,272 $ 24,415 Adjusted EBITDA as a percentage of net sales 14.4% 13.1% 13.1%

Sales Summary - Q2 FY2017 (Unaudited) 26

Cost Rationalization Drives Margin Improvement U.S. GAAP (Unaudited) 27

Cost Rationalization Drives Margin Improvement U.S. GAAP (Unaudited) 28 (1) Excluding write down of long-lived assets and restructuring charges of $10.2 million for the quarter ended September 30, 2016, operating margin would have been 5.4%. 5.4% (1)

Cost Rationalization Drives Margin Improvement Non-GAAP (Unaudited) 29

Quarterly Financial Summary Non-GAAP (Unaudited) 30

Annual Financial Summary Non-GAAP (Unaudited) CAPEX as a % of Revenue 3.8% 2.7% 2.7% 3.0% 31

Financial Highlights (Unaudited) (1) Calculated as accounts receivable, net, plus inventories, net, less accounts payable. (2) Current quarter's accounts receivable divided by annualized current quarter’s Net sales multiplied by 365. (3) Current quarter's accounts payable divided by annualized current quarter's cost of goods sold multiplied by 365. 32 (Amounts in millions, except DSO and DPO) Sep 2016 Jun 2016 Sep 2015 Cash, cash equivalents $ 74.8 $ 52.9 $ 37.3 Capital expenditures $ 4.2 $ 6.2 $ 3.5 Short-term debt $ — $ — $ 5.0 Long-term debt 386.9 386.9 388.0 Debt premium and issuance costs (0.8) (0.9) 2.1 Total debt $ 386.1 $ 386.0 $ 395.1 Net working capital (1) $ 189.0 $ 190.2 $ 206.7 Days in receivables (DSO)(2) 43 44 46 Days in payables (DPO)(3) 41 43 45

Financial Trends Cash and Cash Equivalents (Unaudited) 33 (in millions) * FY2017 Q3 and Q4 cash balances reflect the Company’s most recent estimates and exclude any impact of additional debt repurchases authorized by the Board. Actual operating results may vary.

NEC TOKIN UPDATE

• Since the beginning of the equity investment KEMET have had the intention of acquiring the remaining interest for a 100% stake. • Beginning in March 2014, NT was notified that it was being investigated by numerous government authorities for alleged antitrust violations dating back as early as 2002. The uncertain impact of the investigations and related civil litigation on NT’s financial results has caused a delay in KEMET’s completion of the NT acquisition. • Recent NT settlements with regulators and class-action plaintiffs have provided clarity and removed significant obstacles to the completion of the transaction. Several jurisdictions have yet to provide their conclusions. • KEMET and NEC remain in discussion concerning the terms of the acquisition. It is anticipated that the final structure and mechanics of this transaction will be announced with the completion of a definitive agreement. It may vary from the existing agreement between the parties. • Current expectation still remains a closing by the end of KEMET’s current fiscal year. NEC TOKIN Acquisition Update

• Predictable and consistent operating margins • Profitable (excluding restructuring items) • Reliable • Emotional favorite of our customers • Cash flow generation • Anticipating announcement of NEC TOKIN acquisition early 2017. SUMMARY

Follow KEMET 147,595 views 12,719 Likes 12,186 Followers 2,651 Followers

Appendix

Adjusted Gross Margin Non-GAAP (Unaudited) 39 For the Quarters Ended (Amounts in thousands, except percentages) Sep 2016 Jun 2016 Sep 2015 Net Sales $ 187,308 $ 184,935 $ 186,123 Gross Margin (U.S. GAAP) $ 46,413 $ 42,523 $ 42,806 Gross margin as a percentage of net sales 24.8% 23.0% 23.0 % Adjustments: Plant start-up costs 119 308 187 Stock-based compensation expense 301 384 459 Adjusted Gross margin (non-GAAP) $ 46,833 $ 43,215 $ 43,452 Adjusted gross margin as a percentage of net sales 25.0% 23.4% 23.3%

Adjusted Selling, General & Administrative Expenses Non-GAAP (Unaudited) 40 For the Quarters Ended (Amounts in thousands, except percentages) Sep 2016 Jun 2016 Sep 2015 Net sales $ 187,308 $ 184,935 $ 186,123 Selling, general and administrative expenses (U.S. GAAP) $ 25,972 $ 25,914 $ 22,948 Selling, general, and administrative as a percentage of net sales 13.9% 14.0% 12.3 % Less adjustments: ERP integration/IT transition costs 1,783 1,768 282 Legal expenses related to antitrust class actions 766 1,175 541 NEC TOKIN investment-related expenses 194 206 186 Stock-based compensation expense 754 785 809 Adjusted selling, general and administrative expenses (non-GAAP) $ 22,475 $ 21,980 $ 21,130 Adjusted selling, general, and administrative as a percentage of net sales 12.0% 11.9% 11.4%

Adjusted Operating Income (Loss) Non-GAAP (Unaudited) 41 For the Quarters Ended (Amounts in thousands) Sep 2016 Jun 2016 Sep 2015 Net sales $ 187,308 $ 184,935 $ 186,123 Operating income (loss) (U.S. GAAP) $ 3,050 $ 8,898 $ 13,987 Operating income (loss) as a percentage of net sales 1.6% 4.8% 7.5 % Adjustments: Write down of long-lived assets 6,193 — — Restructuring charges 3,998 688 23 Stock-based compensation expense 1,104 1,228 1,328 ERP integration/IT transition costs 1,783 1,768 282 Legal expenses related to antitrust class actions 766 1,175 541 Plant start-up costs 119 308 187 NEC TOKIN investment-related expenses 194 206 186 Net (gain) loss on sales and disposals of assets 84 91 (304) Adjusted operating income (loss) (non-GAAP) $ 17,291 $ 14,362 $ 16,230 Adjusted operating income (loss) as a percentage of net sales 9.2% 7.8% 8.7%

Adjusted Net Income (Loss)

Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

(Amounts in thousands)	For the Quarters Ended Sep 2016	Jun 2016	Sep 2015
Net sales	**$ 187,308**	**$ 184,935**	**$ 186,123**
Net income (loss) (U.S. GAAP)	**$ (4,998)**	**$ (12,205)**	**$ 7,194**
Net income (loss) as a percentage of net sales	*(2.7)%*	*(6.6)%*	*3.9%*
Adjustments:			
Write down of long-lived assets	6,193	—	—
Restructuring charges	3,998	688	23
ERP integration/IT transition costs	1,783	1,768	282
Change in value of NEC TOKIN option	(1,600)	12,000	(2,200)
Stock-based compensation expense	1,104	1,228	1,328
Legal expenses related to antitrust class actions	766	1,175	541
Net foreign exchange (gain) loss	(724)	(1,920)	(3,171)
NEC TOKIN investment-related expenses	194	206	186
Amortization included in interest expense	188	190	217
Equity (income) loss from NEC TOKIN	(181)	(223)	(162)
Plant start-up costs	119	308	187
Net (gain) loss on sales and disposals of assets	84	91	(304)
Income tax effect of non-U.S. GAAP adjustments (1)	29	—	153
Adjusted net income (loss) (non-GAAP)	**$ 6,955**	**$ 3,306**	**$ 4,274**
Adjusted net income (loss) as a percentage of net sales	*3.7%*	*1.8%*	*2.3%*
Adjusted net income (loss) per share - basic	$ 0.15	$ 0.07	$ 0.09
Adjusted net income (loss) per share - diluted	$ 0.13	$ 0.06	$ 0.09
Weighted avg. shares - basic	46,590	46,349	45,767
Weighted avg. shares - diluted	53,834	52,097	50,004

42

(1) The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA Reconciliation
Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

	Quarter Ended				LTM
(Amounts in thousands, except percentages)	Mar 2014	Jun 2014	Sep 2014	Dec 2014	Dec 2014
Net Sales	**$ 215,821**	**$ 212,881**	**$ 215,293**	**$ 201,310**	**$ 845,305**
Net income (loss)	(14,447)	(3,540)	6,330	2,914	(8,743)
Income tax expense (benefit)	(2,811)	1,282	2,583	1,359	2,413
Interest expense, net	10,658	10,453	10,284	9,933	41,328
Depreciation and amortization	12,175	10,797	10,177	9,720	42,869
EBITDA	5,575	18,992	29,374	23,926	77,867
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	(1,777)	(4,100)	(6,600)	(2,500)	(14,977)
Equity (gain) loss from NEC TOKIN	4,127	1,675	(232)	(1,367)	4,203
Restructuring charges	5,954	1,830	1,687	6,063	15,534
ERP integration costs / IT transition costs	837	895	409	671	2,812
Stock-based compensation expense	579	994	958	1,232	3,763
Legal expenses related to antitrust class actions	—	—	—	409	409
Net foreign exchange (gain) loss	(449)	527	(1,351)	(1,257)	(2,530)
NEC TOKIN investment-related expenses	618	580	487	485	2,170
Plant start-up costs	669	1,647	1,114	1,144	4,574
Plant shut-down costs	2,668	889	—	—	3,557
Net (gain) loss on sales and disposals of assets	(39)	365	(550)	(574)	(798)
(Income) loss from discontinued operations	(103)	(6,943)	1,400	164	(5,482)
(Gain) loss on early extinguishment of debt	—	—	—	(1,003)	(1,003)
Professional fees related to financing activities	—	—	—	1,142	1,142
Inventory revaluation	—	2,676	(821)	(927)	928
Write down of long-lived assets	1,118	—	—	—	1,118
Infrastructure tax	1,079	—	—	—	1,079
Adjusted EBITDA	**$ 20,856**	**$ 20,027**	**$ 25,875**	**$ 27,608**	**$ 94,366**
Adjusted EBITDA Margin	9.7%	9.4%	12.0%	13.7%	11.2%

43

Adjusted EBITDA Reconciliation
Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

(Amounts in thousands, except percentages)	Quarter Ended Sep 2014	Dec 2014	Mar 2015	Jun 2015	LTM Jun 2015
Net Sales	$ 215,293	$ 201,310	$ 193,708	$ 187,590	$ 797,901
Net income (loss)	6,330	2,914	(19,847)	(37,050)	(47,653)
Income tax expense (benefit)	2,583	1,359	3	(248)	3,697
Interest expense, net	10,284	9,933	10,016	10,010	40,243
Depreciation and amortization	10,177	9,720	10,074	9,917	39,888
EBITDA	29,374	23,926	246	(17,371)	36,175
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	(6,600)	(2,500)	11,100	29,200	31,200
Equity (gain) loss from NEC TOKIN	(232)	(1,367)	2,093	(1,585)	(1,091)
Restructuring charges	1,687	6,063	3,437	1,824	13,011
ERP integration costs / IT transition costs	409	671	1,273	4,369	6,722
Stock-based compensation expense	958	1,232	1,328	1,279	4,797
Legal expenses related to antitrust class actions	—	409	435	718	1,562
Net foreign exchange (gain) loss	(1,351)	(1,257)	(2,168)	1,049	(3,727)
NEC TOKIN investment-related expenses	487	485	226	224	1,422
Plant start-up costs	1,114	1,144	651	195	3,104
Net (gain) loss on sales and disposals of assets	(550)	(574)	538	(58)	(644)
Pension plan adjustment	—	—	—	312	312
(Income) loss from discontinued operations	1,400	164	—	—	1,564
(Gain) loss on early extinguishment of debt	—	(1,003)	—	—	(1,003)
Professional fees related to financing activities	—	1,142	—	—	1,142
Inventory revaluation	(821)	(927)	(928)	—	(2,676)
Adjusted EBITDA	$ 25,875	$ 27,608	$ 18,231	$ 20,156	$ 91,870
Adjusted EBITDA Margin	12.0%	13.7%	9.4%	10.7%	11.5%

44

Adjusted EBITDA Reconciliation
Non-GAAP (Unaudited)

Electronic Components
KEMET
CHARGED.

(Amounts in thousands, except percentages)	Quarter Ended Dec 2014	Mar 2015	Jun 2015	Sep 2015	LTM Sep 2015
Net Sales	**$ 201,310**	**$ 193,708**	**$ 187,590**	**$ 186,123**	**$ 768,731**
Net income (loss)	2,914	(19,847)	(37,050)	7,194	(46,789)
Income tax expense (benefit)	1,359	3	(248)	1,438	2,552
Interest expense, net	9,933	10,016	10,010	9,808	39,767
Depreciation and amortization	9,720	10,074	9,917	9,265	38,976
EBITDA	23,926	246	(17,371)	27,705	34,506
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	(2,500)	11,100	29,200	(2,200)	35,600
Equity (gain) loss from NEC TOKIN	(1,367)	2,093	(1,585)	(162)	(1,021)
Restructuring charges	6,063	3,437	1,824	23	11,347
ERP integration costs / IT transition costs	671	1,273	4,369	282	6,595
Stock-based compensation expense	1,232	1,328	1,279	1,328	5,167
Legal expenses related to antitrust class actions	409	435	718	541	2,103
Net foreign exchange (gain) loss	(1,257)	(2,168)	1,049	(3,171)	(5,547)
NEC TOKIN investment-related expenses	485	226	224	186	1,121
Plant start-up costs	1,144	651	195	187	2,177
Net (gain) loss on sales and disposals of assets	(574)	538	(58)	(304)	(398)
Pension plan adjustment	—	—	312	—	312
(Income) loss from discontinued operations	164	—	—	—	164
(Gain) loss on early extinguishment of debt	(1,003)	—	—	—	(1,003)
Professional fees related to financing activities	1,142	—	—	—	1,142
Inventory revaluation	(927)	(928)	—	—	(1,855)
Adjusted EBITDA	**$ 27,608**	**$ 18,231**	**$ 20,156**	**$ 24,415**	**$ 90,410**
Adjusted EBITDA Margin	13.7%	9.4%	10.7%	13.1%	11.8%

45

Adjusted EBITDA Reconciliation
Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

(Amounts in thousands, except percentages)	Quarter Ended Mar 2015	Jun 2015	Sep 2015	Dec 2015	LTM Dec 2015
Net Sales	$ 193,708	$ 187,590	$ 186,123	$ 177,184	$ 744,605
Net income (loss)	(19,847)	(37,050)	7,194	(8,600)	(58,303)
Income tax expense (benefit)	3	(248)	1,438	2,760	3,953
Interest expense, net	10,016	10,010	9,808	9,848	39,682
Depreciation and amortization	10,074	9,917	9,265	9,674	38,930
EBITDA	246	(17,371)	27,705	13,682	24,262
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	11,100	29,200	(2,200)	(700)	37,400
Equity (gain) loss from NEC TOKIN	2,093	(1,585)	(162)	6,505	6,851
Restructuring charges	3,437	1,824	23	1,714	6,998
ERP integration costs / IT transition costs	1,273	4,369	282	167	6,091
Stock-based compensation expense	1,328	1,279	1,328	1,154	5,089
Legal expenses related to antitrust class actions	435	718	541	1,300	2,994
Net foreign exchange (gain) loss	(2,168)	1,049	(3,171)	(1,036)	(5,326)
NEC TOKIN investment-related expenses	226	224	186	225	861
Plant start-up costs	651	195	187	160	1,193
Plant shut-down costs	—	—	—	231	231
Net (gain) loss on sales and disposals of assets	538	(58)	(304)	129	305
Pension plan adjustment	—	312	—	—	312
Inventory revaluation	(928)	—	—	—	(928)
Adjusted EBITDA	$ 18,231	$ 20,156	$ 24,415	$ 23,531	$ 86,333
Adjusted EBITDA Margin	9.4%	10.7%	13.1%	13.3%	11.6%

46

Adjusted EBITDA Reconciliation

Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

(Amounts in thousands, except percentages)	Quarter Ended Sep 2015	Dec 2015	Mar 2016	Jun 2016	LTM Jun 2016
Net Sales	$ 186,123	$ 177,184	$ 183,926	$ 184,935	$ 732,168
Net income (loss)	7,194	(8,600)	(15,173)	(12,205)	(28,784)
Income tax expense (benefit)	1,438	2,760	2,056	1,800	8,054
Interest expense, net	9,808	9,848	9,925	9,920	39,501
Depreciation and amortization	9,265	9,674	10,160	9,436	38,535
EBITDA	27,705	13,682	6,968	8,951	57,306
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	(2,200)	(700)	—	12,000	9,100
Equity (gain) loss from NEC TOKIN	(162)	6,505	11,648	(223)	17,768
Restructuring charges	23	1,714	617	688	3,042
ERP integration costs / IT transition costs	282	167	859	1,768	3,076
Stock-based compensation expense	1,328	1,154	1,013	1,228	4,723
Legal expenses related to antitrust class actions	541	1,300	482	1,175	3,498
Net foreign exchange (gain) loss	(3,171)	(1,036)	122	(1,920)	(6,005)
NEC TOKIN investment-related expenses	186	225	265	206	882
Plant start-up costs	187	160	319	308	974
Plant shut-down costs	—	231	141	—	372
Net (gain) loss on sales and disposals of assets	(304)	129	608	91	524
Adjusted EBITDA	$ 24,415	$ 23,531	$ 23,042	$ 24,272	$ 95,260
Adjusted EBITDA Margin	13.1%	13.3%	12.5%	13.1%	13.0%

47

Adjusted EBITDA Reconciliation

Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

	Quarter Ended				LTM
(Amounts in thousands, except percentages)	Dec 2015	Mar 2016	Jun 2016	Sep 2016	Sep 2016
Net Sales	**$ 177,184**	**$ 183,926**	**$ 184,935**	**$ 187,308**	**$ 733,353**
Net income (loss)	(8,600)	(15,173)	(12,205)	(4,998)	(40,976)
Income tax expense (benefit)	2,760	2,056	1,800	830	7,446
Interest expense, net	9,848	9,925	9,920	9,904	39,597
Depreciation and amortization	9,674	10,160	9,436	9,440	38,710
EBITDA	13,682	6,968	8,951	15,176	44,777
Excluding the following items (Non-GAAP):					
Change in value of NEC TOKIN options	(700)	—	12,000	(1,600)	9,700
Equity (gain) loss from NEC TOKIN	6,505	11,648	(223)	(181)	17,749
Restructuring charges	1,714	617	688	3,998	7,017
ERP integration costs / IT transition costs	167	859	1,768	1,783	4,577
Stock-based compensation expense	1,154	1,013	1,228	1,104	4,499
Legal expenses related to antitrust class actions	1,300	482	1,175	766	3,723
Net foreign exchange (gain) loss	(1,036)	122	(1,920)	(724)	(3,558)
NEC TOKIN investment-related expenses	225	265	206	194	890
Plant start-up costs	160	319	308	119	906
Plant shut-down costs	231	141	—	—	372
Net (gain) loss on sales and disposals of assets	129	608	91	84	912
Write down of long-lived assets	—	—	—	6,193	6,193
Adjusted EBITDA	**$ 23,531**	**$ 23,042**	**$ 24,272**	**$ 26,912**	**$ 97,757**
Adjusted EBITDA Margin	13.3%	12.5%	13.1%	14.4%	13.3%

Adjusted EBITDA Reconciliation
Non-GAAP (Unaudited)

Electronic Components KEMET CHARGED.

(Amounts in thousands, except percentages)	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016
Net Sales	$ 833,666	$ 823,192	$ 734,823
Net income (loss)	(68,503)	(14,143)	(53,629)
Income tax expense (benefit)	1,482	5,227	6,006
Interest expense, net	40,767	40,686	39,591
Depreciation and amortization	49,527	40,768	39,016
EBITDA	23,273	72,538	30,984
Excluding the following items (Non-GAAP):			
Change in value of NEC TOKIN options	(3,111)	(2,100)	26,300
Equity (gain) loss from NEC TOKIN	7,090	2,169	16,406
Restructuring charges	14,122	13,017	4,178
ERP integration costs / IT transition costs	3,880	3,248	5,677
Stock-based compensation expense	2,909	4,512	4,774
Legal expenses related to antitrust class actions	—	844	3,041
Net foreign exchange (gain) loss	(304)	(4,249)	(3,036)
NEC TOKIN investment-related expenses	2,299	1,778	900
Plant start-up costs	3,336	4,556	861
Plant shut-down costs	2,668	889	372
Net (gain) loss on sales and disposals of assets	32	(221)	375
Pension plan adjustment	—	—	312
(Income) loss from discontinued operations	3,634	(5,379)	—
(Gain) loss on early extinguishment of debt	—	(1,003)	—
Professional fees related to financing activities	—	1,142	—
Write down of long-lived assets	4,476	—	—
Inventory write-downs	3,886	—	—
Long-term receivable write down	1,444	—	—
Infrastructure tax	1,079	—	—
Adjusted EBITDA	$ 70,713	$ 91,741	$ 91,144
Adjusted EBITDA Margin	8.5%	11.1%	12.4%

49

Non-GAAP Financial Measures Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors for the reasons described below. Adjusted gross margin Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with GAAP. Adjusted selling, general and administrative expenses Adjusted selling, general and administrative expenses represents selling, general and administrative expenses excluding adjustments which are outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted selling, general and administrative expenses to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted selling, general and administrative expenses is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted selling, general and administrative expenses should not be considered as an alternative to selling, general and administrative expenses or any other performance measure derived in accordance with GAAP. 50

Non-GAAP Financial Measures Continued Adjusted operating income (loss) Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted operating income to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income is useful to investors to provide a supplemental way to understand the underlying operating performance of the Company and monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income should not be considered as an alternative to operating loss or any other performance measure derived in accordance with GAAP. Adjusted net income (loss) and Adjusted EPS Adjusted net income (loss) and Adjusted EPS represent net income (loss) and EPS, excluding adjustments which are more specifically outlined in the quantitative reconciliation provided earlier in this presentation. Management uses Adjusted net income (loss) and Adjusted EPS to evaluate the Company's operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted net income (loss) and Adjusted EPS are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted net income (loss) and Adjusted EPS should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP. 51

Non-GAAP Financial Measures Continued Adjusted EBITDA Adjusted EBITDA represents net loss before income tax expense (benefit), interest expense, net, and depreciation and amortization expense, excluding adjustments which are more specifically outlined in the quantitative reconciliation provided earlier in this presentation. We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. 52

Non-GAAP Financial Measures Continued Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments; • it does not reflect changes in, or cash requirements for, our working capital needs; • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt; • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements; • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; • it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. 53